Exhibit  16.1

February  16,  2005

Office of the Chief Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 16, 2005 of National Parking Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1, 2 and 3. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/  Ham,  Langston  &  Brezina,  L.L.P.
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Ham, Langston & Brezina, L.L.P.

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